SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☑ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

Simple Tech, Inc.

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(Name of Registrant as Specified In Its Charter)

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SIMPLE TECH, INC.

2829 Bird Avenue, Suite 12,

Miami, Florida 33133

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

October __, 2009

To the Stockholders of Simple Tech, Inc.:

The attached Information Statement is being delivered by Simple Tech, Inc. (the “Corporation”) in connection with the approval by the holders of a majority of our voting stock of certain amendments to the Corporation’s articles of incorporation to (i) change our name to “Sonnen Corporation” and (ii) decrease the number of our authorized common stock from one billion five hundred million (1,500,000,000) shares par value $0.0001 to two hundred and fifty million (250,000,000) shares par value $0.0001 without affecting the number of issued and outstanding shares. This Information Statement is first being mailed to stockholders on or about October __, 2009. We anticipate that the amendments to our articles of incorporation will become effective on or after October __, 2009.

On September 24, 2009 the Corporation’s board of directors passed resolutions authorizing a stockholders action to consider the amendments to our articles of incorporation and the filing of such amendments with the Nevada Secretary of State.

On September 30, 2009 the holders of a majority of the outstanding shares of the Corporation’s common stock entitled to vote executed a written consent in accordance with the provisions set forth in Title 7, Article 78, Section 390 of the Nevada Revised Statutes and Article III, Section 10 of the Corporation’s bylaws that approved the amendments to our articles of incorporation.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of Title 7, Article 78, Section 390 of the Nevada Revised Statutes and Section 14(c) of the Securities Exchange Act of 1934, as amended. The attached Information Statement describes the amendments to our articles of incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

Thank you for your continued interest in and support of Simple Tech, Inc.

By Order of the Board of Directors

Robert Miller

Chief Executive Officer and Director

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SIMPLE TECH, INC.

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

Unless we indicate otherwise or unless the context requires otherwise, all references in this Information Statement to “we,” “us,” “our,” or the “Corporation” are to Simple Tech, Inc., and all references to “Articles of Incorporation” are to our Articles of Incorporation and the Attachment to Articles of Incorporation of Simple Tech, Inc.

INTRODUCTION

This Information Statement is being mailed on or about October __, 2009 to all stockholders of record of the Corporation as of the close of business on September 30, 2009 in connection with the approval of the amendments to our Articles of Incorporation.

On September 24, 2009 the Corporation’s board of directors passed resolutions to amend our Articles of Incorporation to (i) change our name to “Sonnen Corporation” and (ii) decrease the number of our authorized common stock from one billion five hundred million (1,500,000,000) shares par value $0.0001 to two hundred and fifty million (250,000,000) shares par value $0.0001 without affecting the number of issued and outstanding shares.

The amendments to our Articles of Incorporation were approved by the written consent of the holders of a majority of the issued and outstanding shares of the Corporation’s common stock entitled to vote on September 30, 2009, in accordance with the provisions set forth in Title 7, Article 78, Section 390 and Title 7, Article 92a, Section 120 of the Nevada Revised Statutes and Article III, Section 10 of the Corporation’s bylaws. We decided to obtain a written consent of approval in order to eliminate the cost and delay involved in holding a special meeting of our stockholders.

The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is to be sent is September 30, 2009. As of the record date, we had 67,168,000 shares of common stock issued and outstanding entitled to vote on approving the amendments to our Articles of Incorporation, with each share of common stock entitled to one vote. By written consent, the holders of 41,000,000 shares of the issued and outstanding common stock, representing approximately 61% of the votes entitled to be cast, approved the amendments.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendments may not be effected until at least 20 calendar days after this Information Statement is sent or given to the Corporation’s stockholders. We anticipate that the amendments to our Articles of Incorporation will be effected on or before October __, 2009.

There will not be a meeting of stockholders to approve the amendments to our Articles of Incorporation and none is required under Title 7, Article 78, Section 320 of the Nevada Revised Statutes since these actions have already been approved the holders of a majority of the outstanding shares of the Corporation’s voting common stock by written consent.

Title 7, Article 78, Section 370 of the Nevada Revised Statutes mandates that if a written consent is signed by less than the unanimous consent of all stockholders entitled to vote, the Corporation must give notice of the actions taken to all stockholders who were entitled to vote on the consent actions but who have not consented to the actions. This Information Statement is intended to provide you with the required notice.

QUESTIONS AND ANSWERS

Q.      Why did I receive this Information Statement?

A.      Applicable laws require us to provide you with information regarding the amendments to the Articles of Incorporation even though your vote is neither required nor requested for the amendments to become effective.

Q.      Why are you amending the Corporation’s name?

A.      The primary reason for changing the Corporation’s name is to better reflect the business in which the Corporation has become involved.

Q.      Why are you decreasing the Corporation’s authorized common stock?

A.      The primary reason for reducing our authorized common stock is to decrease the number of shares available for issuance.

Q.      When do you expect the amendments to become effective?

A.      The amendments will become effective upon the filing with the Nevada Secretary of State. We expect to file the amendments with the Nevada Secretary of State as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

Q.      What will I receive when the amendments are effective?

A.      The amendments have already been approved and you will not receive anything notifying you that the amendments have become effective.

Q.      Why am I not being asked to vote?

A.      The holders of a majority of the issued and outstanding shares of common stock have already approved the amendments pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Corporation’s board of directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q.      What do I need to do now?

A.      Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q.      Whom can I contact with questions?

A.      If you have any questions about any of the actions to be taken by the Corporation, please contact us at (305) 529-4888. If you have any questions about your share certificates please contact our transfer agent, Island Capital Management, LLC, d/b/a Island Stock Transfer, located at 100 Second Avenue South, Suite 300, St. Petersburg, Florida, 33701. Their phone number is (727) 289-0010.

AMENDMENTS

The name change and decrease of authorized common stock will be implemented by amending our Articles of Incorporation and the Attachment to Articles of Incorporation of Simple Tech, Inc., dated November 16, 2006, which may be viewed on the Securities and Exchange Commission’s website, www.sec.gov, as an exhibit to the Form SB-2 filed on August 6, 2007.

The complete text of the approved amendments to the Articles of Incorporation is attached as Exhibit A hereto.

DISCRIPTION OF AMENDMENT TO CHANGE NAME

The Corporation’s board of directors and the stockholders holding a majority of our voting common stock have approved the change of the Corporation’s name from “Simple Tech, Inc.” to “Sonnen Corporation” by means of an amendment to our Articles of Incorporation.

The corporate name change will become effective upon the filing of an amendment to the Articles of Incorporation with the Nevada Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to stockholders.

REASONS FOR THE NAME CHANGE

The primary purpose for changing the Corporation’s name is to better reflect the business in which the Corporation is involved.

IMPLEMENTATION OF THE NAME CHANGE

This amendment deletes article 1 of the Articles of Incorporation in its entirety, providing for a new article 1 s follows:

“1.      Name of Corporation: Sonnen Corporation”

Additionally, this amendment deletes the title of the Attachment to Articles of Incorporation of Simple Tech, Inc., in its entirety, providing for a new title as follows:

“Attachment to Articles of Incorporation of Sonnen Corporation.”

Additionally, this amendment deletes the first sentence to article 8 of the Attachment To Articles Of Incorporation of Simple Tech, Inc., in its entirety, providing for a new sentence as follows:

“8.      The governing board of Sonnen Corporation (the “Corporation”) shall be styled as a “Board of Directors”, and any member of said Board shall be styled as a “Director.””

DECREASE IN THE NUMBER OF AUTHORIZED SHARES

The Corporation’s board of directors and the stockholders holding a majority of the voting power of its common stock have approved a decrease in the Corporation’s authorized common stock from one billion five hundred million (1,500,000,000) shares par value $0.0001, that were authorized pursuant to a certificate of change filed with the Nevada Secretary of State, to two hundred and fifty million (250,000,000) shares par value $0.0001, without affecting the number of issued and outstanding shares, by means of an amendment to the Corporation’s Articles of Incorporation.

The reduction in the number of authorized share of the Corporation’s common stock will become effective upon the filing of an amendment to the Articles of Incorporation with the Nevada Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to stockholders.

REASONS FOR A DECREASE IN AUTHORIZED COMMON STOCK

The primary reason for decreasing the number of shares of our authorized common stock is to reduce the number of shares available for issuance. The board of directors believes that the number of shares currently available for issuance may have a negative impact on our efforts to attract investors due to the potential dilutive effect of having such a large number of shares available for issuance.

For this reason, the Corporation believes that a reduction in the Corporation’s authorized common stock is in the best interests of both the Corporation and its stockholders. However, the Corporation cannot give any assurance that such reduction will have any effect on the Corporation’s per share market price.

IMPLEMENTATION OF A DECREASE IN AUTHORIZED COMMON STOCK

This amendment deletes article 3 of the Articles of Incorporation in its entirety, providing for a new article 3 as follows:

“3.      Shares: (number of shares the corporation is authorized to issue)

          Number of shares with par value: 300,000,000
          Par value: .0001

          Number of shares without par value: 0”

Additionally, this amendment deletes article 9 of the Attachment To Articles Of Incorporation of Simple Tech, Inc. in its entirety, providing for a new article 9 as follows:

“9.      (a) The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) which shall consist of (i) Two Hundred and Fifty Million (250,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Fifty Million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

ADDITIONAL GENERAL INFORMATION

CORPORATE SECURITIES

The voting and other rights that accompany the Corporation’s securities will not be affected by the change in corporate name and the decrease in authorized common stock. However, both the ticker symbol, which is “SIMP”, and the CUSIP number will change as a result of the amendments. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name and CUSIP number. Your existing certificate or certificates will continue to represent shares of the Corporation’s common stock. The Corporation’s transfer agent will issue stock certificates with the Corporation’s new name and CUSIP number as stock certificates are sent in upon transfers of shares by existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send your existing stock certificates to the transfer agent or the Corporation.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendments to the articles of incorporation under Nevada Revised Statutes. The Corporation has obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of its common stock. Therefore, a special meeting of the stockholders will not take place for this purpose.

VOTING SECURITIES

The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is to be sent is September 30, 2009. As of the record date, we had 67,168,000 shares of common stock issued and outstanding and entitled to vote on the amendments, with each share of common stock entitled to one vote. The holders of 41,000,000 shares of the issued and outstanding common stock, representing approximately 61% of the votes entitled to be cast, approved the amendments to the Articles of Incorporation by written consent.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to the Corporation’s stockholders under Nevada Revised Statutes, the Articles of Incorporation, or the Corporation’s bylaws in connection with these amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of Simple Tech’s 67,168,000 shares of common stock issued and outstanding as of September 30, 2009 with respect to: (i) all directors; (ii) each person known by us to be the beneficial owner of more than five percent of our common stock; and (iii) our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Ownership	Amount and nature of Beneficial Ownership[1]	Percent of Class
Common Stock	Robert Miller 4801 Alhambra Circle Coral Gables, Florida 33146	25,000,000[2]	37.22%
Common Stock	Costas Takkas 105 Marbel Drive P.O. Box 1436 GT Grand Cayman, Cayman Islands British West Indies	16,000,000	23.82%
Common Stock	P.T. Group Ltd. PO Box 0830-01906 Calle B Marbella Edificio Sol Marina 11B Panama City, Panama	3,360,000	5.00%
Common Stock	All Executive Officers and Directors as a Group	41,000,000	61.04%

(1)

Beneficial ownership is determined in accordance with Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)	Robert Miller is a beneficial owner of 25,000,000 shares held by Ms. Maria Maz, to whom Mr. Miller is married.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments to be made to the Articles of Incorporation which is not shared by all other stockholders.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Corporation files reports, Information Statements and other information with the Commission. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the Commission have been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy, and Information Statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at: www.sec.gov.

A copy of the Corporation’s yearly report on Form 10-K for the fiscal year ended June 30, 2009 can be found at the Commission’s internet site. The yearly report does not form any part of the materials for the solicitation of proxies. Copies of the yearly report will be sent to any stockholder without charge upon written request addressed to:

     Simple Tech, Inc.

     attn: Robert Miller.
     2829 Bird Avenue, Suite 12
     Miami, Florida

     33133